Exhibit 10.10.2

Incentive Stock Option Agreement

PAETEC CORP.

2001 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

PaeTec Corp., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of Class A Common Stock, par value $.01 per share, of the Company (the “Stock”) to the optionee named below. The terms and conditions of this option are set forth in this cover sheet, in the attached term sheet and in the PaeTec Corp. 2001 Stock Option and Incentive Plan (as amended from time to time, the “Plan”) Capitalized terms that are used, but not defined, in this cover sheet or the attached term sheet have the meanings ascribed to such terms in the Plan.

Grant Date:                                 , 200

Name of Optionee:

Number of Shares Covered by Option:

Option Price per Share: $                .

Vesting Start Date:                                 ,

By signing this cover sheet, you agree to all of the terms and conditions described in this cover sheet, in the attached term sheet and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement (as defined in the attached term sheet) should appear to be inconsistent.

(Optionee)	Keith M. Wilson Executive Vice President

Attachment

This is not a stock certificate or a negotiable instrument.

Incentive Stock Option Term Sheet

PAETEC CORP.

2001 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option

This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”), but continue to provide Service, this option will be deemed a nonstatutory stock option three months after you cease to be an Employee. In addition, to the extent that all or part of this option exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

Definition of Service

For purpose of this Agreement, “Service” means service as an employee, officer, director or other Service Provider of the Company or an affiliate of the Company. A change in your position or duties will not result in interrupted or terminated Service, so long as you continue to be an employee, officer, director or other Service Provider of the Company or an affiliate of the Company. Subject to the preceding sentence, whether a termination of Service will have occurred for purposes of the Plan will be determined by the Board, which determination will be final, binding and conclusive.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of this option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares that is equal to or greater than 100 shares, unless the number of shares purchased is the total number available for purchase under this option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to one-fourth (1/4) of the total number of shares covered by this option, as shown on the cover sheet, on the one-year anniversary of the Vesting Start Date (the “Anniversary Date”), provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of shares of Stock which you may purchase under this option will vest at the rate of one-fourth (1/4) per year as of each Anniversary Date. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

No additional shares of Stock will vest after your Service has terminated for any reason.

Exercise Freeze

Notwithstanding any provision of this Agreement to the contrary, this option may not be exercised until the date which is 30 days after the date on which the Company becomes a reporting company under the Securities Exchange Act of 1934, or any corresponding provision of any successor statute (the “Exchange Act”), with respect to any class of its securities. This prohibition on exercise is referred to as the “Exercise Freeze.” Notwithstanding the foregoing, the Board may in its discretion at any time prior to such date determine to terminate the Exercise Freeze with respect to all or any portion of this option.

For as long as the Exercise Freeze is in place, if your Service terminates for any reason other than for Cause, you may exercise the portion of this option that is vested at the time of your termination of Service during the period commencing with the date the Exercise Freeze expires or is terminated and ending on the date that is 30 days following the lifting of such Exercise Freeze, or, if later, on the date on which the option otherwise may be exercised as described in the applicable section below under “Regular Termination,” “Death,” Disability,” or “Retirement.” In no event may you exercise this option after the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.

If the Exercise Freeze applicable to this option is not earlier terminated, the Exercise Freeze with respect to this option will automatically expire on the date that is 31 days before the 10th anniversary of the Grant Date, as shown on the cover sheet.

Term

This option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. This option will expire earlier if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than your death, “permanent and total disability” within the meaning of Section 22(e)(3) of the Code (“Disability”), Retirement (as defined below), or Cause, then this option will expire at the close of business at Company headquarters on the 30th day after your termination date (subject to the special rules regarding the Exercise Freeze described above).

Death

If your Service terminates because of your death, then this option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of death (subject to the special rules regarding the Exercise Freeze described above). During that twelve month period, your estate or heirs may exercise the vested portion of this option.

In addition, if you die during the 30-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability, Cause, or Retirement), and a vested portion of this option has not yet been exercised, then this option will instead expire on the date that is twelve (12) months after your termination date (subject to the special rules regarding the Exercise Freeze described above). In such a case, during the period following your death up to the date that is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of this option.

Disability

If your Service terminates because of your Disability, then this option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date (subject to the special rules regarding the Exercise Freeze described above). During that twelve month period, you may exercise all or any portion of this option that was vested as of your termination date. For purposes of this Agreement, Disability means your “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

Termination for Cause

If your Service is terminated for Cause, then you will immediately forfeit all rights to this option and the option will immediately expire. For purposes of this Agreement, termination for “Cause” will mean termination of your Service with the Company or one of its affiliates due to: (1) failure or refusal to perform the duties assigned to you, including but not limited to failure to reach assigned goals, quotas and/or objectives, (2) your refusal to follow the reasonable directives of the Board or Chief Executive Officer of the Company or one of its affiliates, or other insubordination, (3) conviction or plea of guilty or nolo contendere of a felony, or of a misdemeanor involving dishonesty or violence, (4) misappropriation of any funds or property of the Company or any affiliate of the Company, (5) violation of any Company policies, (6) breach of your confidentiality, non-solicitation and/or non-competition obligations, or (7) commission of any act which could materially injure the business or reputation of, or materially adversely affect the interests of Company or any affiliate of the Company.

Retirement

If your Service terminates because of your Retirement, then this option will expire at the close of business at Company headquarters on the date that is three (3) years after the date of Retirement (subject to the special rules regarding the Exercise Freeze described above). During that three year period, you may exercise all or any portion of this option that was vested as of the date of Retirement. For the purpose of this Agreement, “Retirement” means “Retirement” as defined in the Company’s Retirement Plan as set forth in the Company’s Employee Handbook.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 30 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count , and when your Service terminates, in each case, for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify the number of whole shares you wish to purchase (in a parcel of at least 100 shares, generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship, for example). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•  To the extent permitted by law and at the discretion of the Board , shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•  To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company will have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any affiliate of the Company.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize in any manner any purported interest of your spouse in this option.

Transfer of Option Shares	Until such time as the Company becomes a reporting company under the Exchange Act with respect to any class of its securities, you may not sell, assign, pledge, hypothecate, transfer by gift or otherwise dispose of Shares acquired under this option except in transfers back to the Company, transfers by will or the laws of descent and distribution, or transfers by gift or domestic relations order to “family members” as defined in Rule 701 under the Securities Act of 1933.

Retention Rights

Neither this option nor this Agreement give you the right to be retained by the Company (or any affiliate of the Company) in any capacity. The Company (and any affiliate of the Company) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you properly exercise this option, in whole or in part, and a certificate evidencing the shares of Stock subject to such exercise has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend, reverse stock split or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your rights with respect to this option will be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Applicable Law

This term sheet and the cover sheet to which it is attached (together with the exhibits and /or schedules attached hereto or thereto), this “Agreement”) will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Certain Dispositions

If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this option sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.

Forum Selection

At all times each party hereto (1) irrevocably submits to the exclusive jurisdiction of any New York court or Federal court sitting in New York; (2) agrees that any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be heard and determined in such New York or Federal court; (3) to the extent permitted by law irrevocably waives (i) any objection such party may have to the laying of venue of any such action or proceeding in any of such courts, or (ii) any claim that such party may have that any such action or proceeding has been brought in an inconvenient forum; and (4) to the extent permitted by law, irrevocably agrees that a final nonappealable judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section entitled “Forum Selection” will affect the right of any party hereto to serve legal process in any manner permitted by law.

Legend/

Opinion of Counsel	All certificates representing the Stock issued upon exercise of this option will, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

As a condition to the transfer of any Stock issued upon exercise of this option, the Company may require that you provide the Company with the opinion of counsel referred to in the foregoing legend, which opinion must be satisfactory to the Company and its counsel.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.